Exhibit 99.1

Rudolph Announces Win in
Patent Infringement Lawsuit against Camtek

Judgment rendered in first of three patent infringement lawsuits

Flanders, New Jersey (February 3, 2016)—Rudolph Technologies, Inc. (NYSE: RTEC) announced today that the U.S. Court of Appeals for the Federal Circuit has affirmed a lower court decision that Camtek, Ltd. infringed Rudolph’s U.S. Patent No. 6,826,298. The U.S. District Court of the District of Minnesota reinstated a finding of infringement against Camtek’s Falcon inspection system, a decision that Camtek had appealed in 2015. The District Court awarded damages in excess of $14.5 million and imposed a permanent injunction that prohibits Camtek from “making, using, selling and offering to sell any of its Falcon machines and any machines that are colorable imitations thereof in the United States, intended for sale and use within the United States, until the expiration of the ‘6,298 patent.”

”We are pleased that the Federal Court of Appeals affirmed the lower court’s decision in this case so quickly after the hearing held on February 1,” commented Robert Koch, Rudolph’s vice president and general counsel. “As we have asserted from the beginning of this matter, Camtek has been using Rudolph’s proprietary technology. This decision is extremely gratifying in that it clearly validates Rudolph’s position and holds Camtek accountable for its use of our patented technology in its tool offering.”

Rudolph continues to assert its intellectual property rights against Camtek to ensure that their prohibited use of Rudolph’s proprietary, patented technology ends. Rudolph is actively prosecuting additional lawsuits against Camtek over their Condor, Gannet and Eagle products both under the judicially validated ‘6,298 patent and an additional patent. In these further lawsuits, Rudolph seeking both monetary damages and a permanent injunction against the sale of those items in the United States.
For more information about Rudolph, please visit www.rudolphtech.com.

About Rudolph Technologies
Rudolph Technologies, Inc. is a leader in the design, development, manufacture and support of defect inspection, lithography, process control metrology, and process control software used by semiconductor and advanced packaging device manufacturers worldwide. Rudolph delivers comprehensive solutions throughout the fab with its families of proprietary products that provide critical yield-enhancing information, enabling microelectronic device manufacturers to drive down costs and time to market of their devices. Headquartered in Flanders, New Jersey, Rudolph supports its customers with a worldwide sales and service organization. Additional information can be found on the Company’s website at www.rudolphtech.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) related to the protection of its intellectual property as well as other matters that are not purely historical data. Rudolph wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Rudolph’s control.

Such factors include, but are not limited to, results of future litigation and the challenges presented related to the enforcement of its patents. Additional information and considerations regarding the risks faced by Rudolph are available in Rudolph’s Form 10-K report for the year ended December 31, 2014 and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Rudolph’s current expectations, the company cannot guarantee any related future results, levels achievements. Rudolph does not assume any obligation to update the forward-looking information contained in this press release.

Rudolph Contacts:
Investors:
Steven R. Roth
973.448.4302
steven.roth@rudolphtech.com

Guerrant Associates
Laura Guerrant-Oiye
Principal
808.882.1467
lguerrant@guerrantir.com

Trade Press:
Amy Shay
952.259.1794
amy.shay@rudolphtech.com